SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

Health Enhancement Products, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30415                                                              87-0699977

(Commission File Number)                             (I.R.S. Employer Identification No.)

7740 East Evans Rd., Suite A100, Scottsdale, AZ        85260

(Address of Principal Executive Offices)         (Zip Code)

(480) 385-3800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 3.02.

Unregistered Sales of Equity Securities

On January 18, 2006, the Company issued an aggregate of 6,250,000 shares of its common stock, .001 par value (“common stock”), in connection with the exercise by the Company’s CEO of an outstanding warrant to purchase 6,250,000 shares of common stock.  The warrant had an exercise price of $.15 per share.  In connection with the exercise of the warrant, the holder, pursuant to the terms of the warrant, surrendered to the Company 288,462 shares of common stock issuable upon exercise of the warrant, in payment of the aggregate warrant exercise price.

The Company believes that the foregoing transaction was exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), based on the following facts: there was no general solicitation, there was a single purchaser, who is  an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and is sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2006	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Howard R. Baer
Howard R. Baer, CEO

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